Exhibit 99.1

CorEnergy Releases Third Quarter 2013 Financial Results

FOR IMMEDIATE RELEASE

LEAWOOD, Kan. – November 12, 2013 – CorEnergy Infrastructure Trust, Inc. (NYSE: CORR) (“the Company”) today announced financial results for the third quarter ended September 30, 2013.

Third Quarter Highlights and Subsequent Events

-	Declared third quarter dividend of $0.125 per share, paid on October 4, 2013
-	Reiterated expectation for annualized dividend payments of no less than $0.50 per share
-	Successful IPO from legacy private company, Lightfoot’s Arc Logistics Partners LP (NYSE: ARCX)
-	Maintained stable revenue stream from the Pinedale LGS for third consecutive quarter
-	Continued to meet asset requirements for Real Estate Investment Trust (REIT) status

Quarterly Performance Review

CorEnergy reported total revenues of $7.6 million in the quarter ended September 30, 2013. A third quarter dividend of $0.125 was declared on September 18, 2013 and paid on October 4, 2013. Total assets were $284.4 million and total stockholders’ equity was $204.2 million as of September 30, 2013, compared to $288.7 million and $207.5 million, respectively, at June 30, 2013. The modest decrease in total assets is primarily due to the second quarter dividend payment made in July. The decrease in stockholders’ equity is primarily due to the timing of the third quarter dividend payment. Net income attributable to common stockholders was $439 thousand, or $0.02 per common share.

“CorEnergy delivered another quarter of consistent performance across our business – stable revenues, sustained dividend distributions and strong operating fundamentals,” said David Schulte, Chief Executive Officer of CorEnergy. “As our strategy takes hold, we continue to make progress with asset operators and other potential partners. With a large and growing opportunity set, a disciplined investment philosophy and a cohesive management team, we remain focused on our strategy of building a diverse portfolio of energy infrastructure assets.”

Because a majority of the company’s assets are now REIT-qualifying, management believes that non-GAAP performance measures utilized by REITs, including Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”), also provide useful insights into CorEnergy’s operational performance.

Third Quarter Ended September 30, 2013 Financial Summary
	For the Three Month Period Ended September 30, 2013
	Total	Per Share
Net Income (attributable to CorEnergy Stockholders)	$ 439,452	$0.020
Funds From Operations (FFO)	$3,062,274	$0.130
Adjusted Funds From Operations (AFFO)	$3,336,584	$0.140
Dividends Paid to Stockholders (on October 4, 2013)	$3,018,990	$0.125

FFO and AFFO are non-GAAP measures presented in accordance with the guidelines for calculation and reporting issued by the National Association of Real Estate Investment Trusts. FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate-related depreciation and amortization (excluding amortization of deferred financing costs or loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. The Company considers FFO an important supplemental measure of operating performance that is frequently used by securities analysts, investors and other interested parties. CorEnergy defines AFFO as FFO plus transaction costs, amortization of debt issuance costs, deferred leasing costs, above market rent, and certain costs of a nonrecurring nature, less maintenance, capital expenditures (if any), amortization of debt premium and adjustments to lease revenue resulting from the EIP sale. Management uses AFFO as a measure of long-term

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sustainable operational performance.

Real Property Assets and Leases

Pinedale Liquids Gathering System (“LGS”), Oil & Gas Gathering System, Wyoming
The Pinedale LGS, our largest acquisition of REIT-qualifying assets to date, is subject to a 15-year triple net participating lease with Ultra Petroleum (“UPL”). CorEnergy holds 81.05 percent of the economic interest in the Pinedale LGS. Prudential Financial, Inc., which invested $30 million to fund a portion of the acquisition, holds the remaining 18.95 percent of economic interest.

As of September 30, 2013, approximately 94 percent of the Company's leased property, based on the gross book value of real estate investments, was leased to UPL. Approximately 88.7 percent of the Company's total lease revenue for the third quarter of 2013 was derived from UPL.

On October 21, 2013, Ultra Petroleum entered into a definitive purchase and sale agreement to acquire oil-producing properties located in the Uinta Basin in northeast Utah for $650.0 million. During its third quarter earnings call UPL indicated the potential to operate 2.5-4 rigs in 2014.

Eastern Interconnect Project, Electric Transmission, New Mexico
The Company's 40 percent undivided interest in a 216-mile power transmission line that moves electric power across New Mexico between Albuquerque and Clovis, called the Eastern Interconnect Project (“EIP”), is leased to Public Service Company of New Mexico (“PNM”) under a net operating lease.

Approximately 11.3 percent of the Company's total lease revenue for the third quarter of 2013 was derived from PNM. As of September 30, 2013, approximately 5.8 percent of the Company's leased property, based on the gross book value of real estate investments, was leased to PNM.

Private Company Update

The fair value of Lightfoot Capital Partners LP (“Lightfoot”) as of September 30, 2013, decreased approximately $27 thousand or 0.3 percent, as compared to the valuation at June 30, 2013, primarily due to market value changes in the MLP comparable companies.

On November 5, 2013, Arc Logistics Partners LP (“Arc Logistics”), formed as a successor to the business and assets of Lightfoot’s Arc Terminals LP, priced its initial public offering. CorEnergy will maintain its pro rata share of ownership in Lightfoot and its indirect ownership of Arc Logistics in the form of common units and subordinated common units. CorEnergy expects to receive dividend distributions from Lightfoot beginning in 2014.

The fair value of VantaCore as of September 30, 2013, increased $956 thousand, or 8.2 percent, as compared to the fair value at June 30, 2013. The increase is attributable to a debt repayment of approximately $3 million and changes in VantaCore’s EBITDA which compared more favorably with selected public companies, increasing the multiples used to value VantaCore.

Mowood, LLC is the holding company of Omega Pipeline Company, LLC (“Omega”). Omega’s sales revenue is higher year-to-date, which is largely attributable to an increase in sales volume due to overall cooler temperatures for the first half of 2013 as compared to the first half of 2012. Due to the seasonal nature of gas sales, operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.

REIT Qualification

CorEnergy satisfied the quarterly REIT asset test for the quarter ended September 30, 2013, and anticipates that it will satisfy the quarterly asset tests and annual income test necessary to qualify and elect to be taxed as a REIT for 2013. Because certain CorEnergy assets do not qualify as REIT assets and do not produce REIT-qualifying income, the Company contributed those assets into wholly-owned taxable REIT subsidiaries prior to 2013.

Outlook

CorEnergy expects its major energy infrastructure assets, the Pinedale LGS and the Eastern Interconnect Project, to produce stable and recurring revenues for the remainder of 2013. The Company believes that the cash flows from its holdings will continue to support the 2013 annualized dividend payments of no less than $0.50 per share. A number of possible acquisitions ranging in value from $50 to $200 million are in preliminary stages of review.

There can be no assurance that any of these acquisition opportunities will result in consummated transactions. The Company has a $20 million revolving credit facility in place, which can be utilized for future acquisitions. As of September 30, 2013, there were no outstanding borrowings against the facility.

2013 Third Quarter Earnings Conference Call

CorEnergy will host a conference call Wednesday, November 13, 2013, at 1:00 p.m. CST to discuss its financial results. Please dial into the call at 877-407-8035 approximately five to ten minutes prior to the scheduled start time.

The call will also be webcast in a listen-only format.  A link to the webcast will be accessible at corenergy.corridortrust.com.

A replay of the call will be available until 11:59 p.m. CST December 13, 2013, by dialing 877-660-6853. The Conference ID # is 13572660. A replay of the webcast will also be available on the company’s website at corenergy.corridortrust.com through November 13, 2014.

About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR), primarily owns midstream and downstream U.S. energy infrastructure assets subject to long-term triple net participating leases with energy companies. These assets include pipelines, storage tanks, transmission lines and gathering systems. The Company’s principal objective is to provide stockholders with an attractive risk-adjusted total return, with an emphasis on distributions and long-term distribution. CorEnergy is managed by Corridor InfraTrust Management, LLC, a real property asset manager focused on U.S. energy infrastructure real assets, and is an affiliate of Tortoise Capital Advisors, L.L.C., an investment manager specializing in listed energy investments, with approximately $13.1 billion of assets under management in NYSE-listed closed-end investment companies, open-end funds and other accounts as of September 30, 2013. For more information, please visit corenergy.corridortrust.com.

Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

Contact Information:
Katheryn Mueller, Investor Relations, 877-699-CORR (2677), info@corridortrust.com

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED BALANCE SHEETS

	September 30, 2013	November 30, 2012
Assets	(Unaudited)
Leased property, net of accumulated depreciation of $9,967,558, and $1,131,680, respectively	$234,763,415	$12,995,169
Other equity securities, at fair value	22,168,268	19,866,621
Cash and cash equivalents	18,918,718	14,333,456
Trading securities, at fair value	-	55,219,411
Property and equipment, net of accumulated depreciation of $1,966,766 and $1,751,202, respectively	3,389,401	3,589,022
Escrow receivable	-	698,729
Accounts receivable	1,142,898	1,570,257
Intangible lease asset, net of accumulated amortization of $656,863 and $413,580, respectively	437,908	681,191
Deferred debt issuance costs, net of accumulated amortization of $401,942 and $0, respectively	1,146,411	-
Deferred lease costs, net of accumulated amortization of $47,930 and $0, respectively	872,533	-
Hedged derivative asset	516,305	-
Current tax asset	770,763	-
Prepaid expenses and other assets	268,040	2,477,977
Total Assets	$284,394,660	$111,431,833

Liabilities and Equity
Long-term debt	$70,000,000	$-
Accounts payable and other accrued liabilities	2,574,541	2,885,631
Dividends payable to shareholders	3,018,990	-
Lease obligation	-	27,522
Deferred tax liability	4,576,499	7,172,133
Line of credit	-	120,000
Unearned revenue	-	2,370,762
Total Liabilities	$80,170,030	$12,576,048

Equity
Warrants, no par value; 945,594 issued and outstanding at September 30, 2013 and November 30, 2012 (5,000,000 authorized)	$1,370,700	$1,370,700
Capital stock, non-convertible, $0.001 par value; 24,151,870 shares issued and outstanding at September 30, 2013 and 9,190,667 shares issued and outstanding at November 30, 2012 (100,000,000 shares authorized)	24,152	9,191
Additional paid-in capital	173,411,657	91,763,475
Accumulated retained earnings	-	5,712,419
Accumulated other comprehensive income	658,470	-
Total CorEnergy Equity	175,464,979	98,855,785
Non-controlling Interest	28,759,651	-
Total Equity	204,224,630	98,855,785
Total Liabilities and Equity	$284,394,660	$111,431,833

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	August 31, 2012	September 30, 2013	August 31, 2012
Revenue
Lease revenue	$5,638,244	$638,244	$16,914,732	$1,914,732
Sales revenue	1,935,868	1,927,626	6,381,213	5,804,894
Total Revenue	7,574,112	2,565,870	23,295,945	7,719,626

Expenses
Cost of sales (excluding depreciation expense)	1,411,318	1,381,161	4,891,305	4,416,947
Management fees, net of expense reimbursements	647,380	298,051	1,937,588	800,397
Asset acquisition expenses	640,302	144,270	725,513	238,969
Professional fees	305,326	419,340	1,191,017	796,853
Depreciation expense	2,857,412	246,804	8,571,860	740,437
Amortization expense	15,342	-	45,963	-
Operating expenses	204,446	196,644	714,830	558,450
Directors' fees	74,437	28,739	124,994	58,050
Other expenses	129,748	47,114	403,766	182,776
Total Expenses	6,285,711	2,762,123	18,606,836	7,792,879
Operating Income (Loss)	1,288,401	(196,253)	4,689,109	(73,253)
Other Income (Expense)
Net distributions and dividend income	$568,332	$(502,176)	$584,157	$(361,452)
Net realized and unrealized gain (loss) on trading securities	(567,276)	5,935,768	(251,213)	5,197,958
Net realized and unrealized gain (loss) on other equity securities	1,439,296	2,556,734	3,834,306	15,463,335
Interest Expense	(818,134)	(16,780)	(2,462,790)	(69,418)
Total Other Income (Expense)	622,218	7,973,546	1,704,460	20,230,423
Income before income taxes	1,910,619	7,777,293	6,393,569	20,157,170
Taxes
Current tax expense (benefit)	(680,281)	19,265	187,367	29,265
Deferred tax expense	1,785,406	2,769,520	2,180,456	7,415,596
Income tax expense, net	1,105,125	2,788,785	2,367,823	7,444,861
Net Income	805,494	4,988,508	4,025,746	12,712,309
Less: Net Income attributable to non-controlling interest	366,042	-	1,103,469	-
Net Income attributable to CORR Stockholders	$439,452	$4,988,508	$2,922,277	$12,712,309
Net income	$805,494	$4,988,508	$4,025,746	$12,712,309
Other comprehensive income
Changes in fair value of qualifying hedges attributable to CORR Stockholders	(262,972)	-	658,470	-
Changes in fair value of qualifying hedges attributable to non-controlling interest	(61,485)	-	153,954	-
Net Change in Other Comprehensive Income	$(324,457)	$-	$812,424	$-
Total Comprehensive Income	481,037	4,988,508	4,838,170	12,712,309
Less: Comprehensive income attributable to non-controlling interest	304,557	-	1,257,423	-
Comprehensive Income (Loss) attributable to CORR Stockholders	$176,480	$4,988,508	$3,580,747	$12,712,309
Earnings Per Common Share:
Basic and Diluted	$0.02	$0.54	$0.12	$1.38
Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	24,151,700	9,182,699	24,147,163	9,180,776
Dividends declared per share	$0.125	$0.110	$0.375	$0.330

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF EQUITY

					Accumulated Other Comprehensive Income	Retained Earnings (Accumulated Deficit)
	Capital Stock			Additional Paid- in Capital			Non-Controlling Interest
	Shares	Amount	Warrants					Total
Balance at November 30, 2011	9,176,889	9,177	1,370,700	95,682,738	-	(6,636,302)	-	90,426,313
Net Income	-	-	-	-	-	12,348,721		12,348,721
Distributions to stockholders sourced as return of capital	-	-	-	(4,040,273)	-	-	-	(4,040,273)
Reinvestment of distributions to stockholders	13,778	14	-	121,010	-	-	-	121,024
Balance at November 30, 2012	9,190,667	9,191	1,370,700	91,763,475	-	5,712,419	-	98,855,785
Net Loss	-	-	-	-	-	(1,503,396)	(18,347)	(1,521,743)
Net offering proceeds	14,950,000	14,950	-	83,493,200	-	-	-	83,508,150
Non-controlling interest contribution	-	-	-	-	-	-	30,000,000	30,000,000
Balance at December 31, 2012 (Unaudited)	24,140,667	24,141	1,370,700	175,256,675	-	4,209,023	29,981,653	210,842,192
Net Income	-	-	-	-	-	2,922,277	1,103,469	4,025,746
Dividends	-	-	-	(1,923,762)	-	(7,131,300)	-	(9,055,062)
Distributions to non-controlling interest	-	-	-	-	-	-	(2,479,425)	(2,479,425)
Reinvestment of dividends paid to stockholders	11,203	11	-	78,744	-	-	-	78,755
Net change in cash flow hedges	-	-	-	-	658,470	-	153,954	812,424
Balance at September 30, 2013 (Unaudited)	$ 24,151,870	$ 24,152	$ 1,370,700	$ 173,411,657	$ 658,470	$ -	$ 28,759,651	$ 204,224,630

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Nine Months Ended
	September 30, 2013	August 31, 2012
Operating Activities
Net Income	$4,025,746	$12,712,309
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions received from investment securities	(567,276)	3,685,593
Deferred income tax, net	2,180,456	7,415,596
Depreciation	8,571,860	740,437
Amortization	650,330	132,934
Realized and unrealized (gain) loss on trading securities	251,213	(5,197,958)
Realized and unrealized gain on other equity securities	(3,834,306)	(15,463,335)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(220,004)	402,204
Increase in lease receivable	-	(711,229)
(Increase) decrease in prepaid expenses and other assets	330,715	(1,418,941)
Increase (decrease) in accounts payable and other accrued liabilities	(1,571,999)	535,745
Net change in derivative contracts, not designated as hedges	64,123	-
Decrease in current tax liability	(4,626,710)	-
Decrease in unearned income	(2,133,685)	-
Net cash provided by operating activities	$3,120,463	$2,833,355

Investing Activities
Proceeds from sale of long-term investment of trading and other equity securities	5,563,865	9,354,272
Deferred lease costs	(5,620)	-
Acqusition expenditures	(37,696)	-
Purchases of property and equipment	(42,242)	(30,321)
Proceeds from sale of property and equipment	-	3,076
Return of capital on distributions received	1,142,488	-
Net cash provided by investing activities	$6,620,795	$9,327,027

Financing Activities
Payments on lease obligation	(20,698)	(59,702)
Debt financing costs	(10,999)	-
Net change in derivative contracts, designated as hedges	(34,884)	-
Dividends paid	(6,036,072)	(1,952,477)
Distributions to non-controlling interest	(2,479,425)	-
Advances on revolving line of credit	139,397	2,585,000
Payments on revolving line of credit	(139,397)	(2,460,000)
Payments on long-term debt	-	(1,283,000)
Dividend reinvestment	78,755	-
Net cash used in financing activities	$(8,503,323)	$(3,170,179)
Net Change in Cash and Cash Equivalents	$1,237,935	$8,990,203
Cash and Cash Equivalents at beginning of period	17,680,783	2,793,326
Cash and Cash Equivalents at end of period	$18,918,718	$11,783,529

Supplemental Disclosure of Cash Flow Information
Interest paid	$1,948,486	$155,450
Income taxes paid	$4,781,617	$96,000
Non-Cash Investing Activities
Security proceeds from sale in long-term investment of other equity securities	$-	$26,565,400
Non-Cash Financing Activities
Reinvestment of distributions by common stockholders in additional common shares	$78,755	$66,884